EXHIBIT 10.41

AMENDMENT 2012-1

THE PNC FINANCIAL SERVICES GROUP, INC.

EMPLOYEE STOCK PURCHASE PLAN

(as amended and restated effective January 1, 2009)

WHEREAS, The PNC Financial Services Group, Inc. (the “Corporation”) sponsors The PNC Financial Services Group, Inc. Employee Stock Purchase Plan (the “Plan”);

WHEREAS, the Corporation wishes to amend the Plan to clarify the Plan’s provisions regarding the eligibility of certain rehired employees to participate in the Plan; and

WHEREAS, Section 6.3 of the Plan permits the non-material amendment of the Plan at any time without approval of the shareholders of the Corporation.

NOW, THEREFORE, IT IS RESOLVED, that the Plan is hereby amended as follows, effective as of January 1, 2012 unless otherwise stated herein:

1. The definition of “Continuous Service” under Section 1.2 of the Plan (“Definitions”) is amended in its entirety to read as follows:

“Continuous Service means the period of time, uninterrupted by a termination of employment, that an Employee has been employed by the Corporation and/or a Designated Subsidiary immediately preceding an Offering Date. Such period of time will include any approved leave of absence. Notwithstanding the foregoing, if the Employee’s employment with the Corporation or a Designated Subsidiary has ended and the Employee is receiving or is eligible to receive displacement benefits under The PNC Financial Services Group, Inc. Displacement Benefits Plan (the “DBP”), the Employee’s Continuous Service will be determined as if the Employee's employment had not ended in such instance if the Employee returns to employment with the Corporation or a Designated Subsidiary within 30 days of the Employee's termination of employment and the Employee immediately returns any displacement benefits already paid to the Employee under the DBP.”

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Executed and adopted by the Chief Human Resources Officer of The PNC Financial Services Group, Inc. this 19th day of December, 2012 pursuant to the authority set forth in Section 6.3 of the Plan and the authority delegated by the Corporation’s Personnel and Compensation Committee.

/s/ Joan L. Gulley
Joan L. Gulley Executive Vice President and Chief Human Resources Officer

[Signature Page to Amendment 2012-1 to

The PNC Financial Services Group, Inc. Employee Stock Purchase Plan]